UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2019

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

As previously disclosed, on August 21, 2019, Avinger, Inc., (the “Company”) announced the pricing of an underwritten public offering of 3,813,559 shares of its common stock at a public offering price of $1.18 per share (the “Offering”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 572,033 shares of common stock solely to cover over-allotments, if any. The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-230124), which was declared effective by the Securities Exchange Commission (the “SEC”) on March 29, 2019, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on August 21, 2019, and the final prospectus supplement filed with the SEC on August 22, 2019.

In connection with the Offering, Avinger is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date:	August 22, 2019	By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer